UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/31/2012

Teavana Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35248

Delaware	20-1946316
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3630 Peachtree Road NE, Suite 1480
Atlanta, GA 30326

(Address of principal executive offices, including zip code)

(404) 995-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 31, 2012, Teavana Holdings, Inc.'s subsidiary, ST Acquisition Co., entered into a Lease Modification Agreement (the "600 LMA") with 600 Long Beach LLC, a Connecticut limited liability company, to amend the warehouse lease previously entered into by the parties on August 12, 2009, and previously amended on April 5, 2010 and September 13, 2011. The 600 LMA gives ST Acquisition Co. an additional 32,325 square feet of warehouse space.

On January 31, 2012, ST Acquisition Co. entered into a Lease Modification Agreement (the "500 LMA") with 500 Long Beach LLC, a Connecticut limited liability company, to amend the warehouse lease previously entered into by the parties on February 2, 2006, and previously amended on April 1, 2008 and February 7, 2011. The 500 LMA gives ST Acquisition Co. a first right of refusal to lease an additional 41,000 square feet of warehouse space.

This description of the 600 LMA and 500 LMA is not complete and is qualified in its entirety by reference to the text of the 600 LMA and 500 LMA, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

10.1    Lease Modification Agreement, dated as of January 31, 2012, between 600 Long Beach LLC, a Connecticut limited liability company, and ST Acquisition Company, a Connecticut corporation.

10.2    Lease Modification Agreement, dated as of January , 2012, between 500 Long Beach LLC, a Connecticut limited liability company, and ST Acquisition Company, a Connecticut corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teavana Holdings, Inc.

Date: January 31, 2012	By:	/s/ David V. Christopherson
David V. Christopherson
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Lease Modification Agreement, dated as of January 31, 2012, between 600 Long Beach LLC, a Connecticut limited liability company, and ST Acquisition Company, a Connecticut corporation.
EX-10.2	Lease Modification Agreement, dated as of January 31, 2012, between 500 Long Beach LLC, a Connecticut limited liability company, and ST Acquisition Company, a Connecticut corporation.